UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2006 (August 17, 2006)
ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 3.02 Unregistered Sales of Equity Securities

On August 17, 2006, IsoRay, Inc. (the "Registrant") sold certain shares of its common stock and warrants to purchase common stock pursuant to a Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated August 9, 2006. The securities were issued to 25 accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. MicroCapital, LLC acted as the lead investor for the transaction. A total of $5,158,000 in cash proceeds (less 6% commissions to registered broker-dealers) was received by the Registrant in exchange for the issuance of 2,063,200 shares of common stock and warrants to purchase 2,063,200 shares of common stock. In addition, brokers assisting the Registrant with the capital raise were issued warrants to purchase 169,500 shares of common stock on identical terms as the warrants issued to investors. If all warrants were exercised, the Registrant would receive $6,698,100.

Pursuant to the Purchase Agreement, the purchase price per share of the Registrant's common stock was $2.50, and the accompanying warrants were issued with an exercise price of $3.00 per share. The warrants and the Purchase Agreement contain anti-dilution provisions, including one providing that, if the Registrant issues stock or rights to acquire stock at a price less than $2.00 (excluding certain issuances such as options to employees, directors and certain consultants and shares issued in connection with licensing or leasing transactions), the Registrant is required to issue to each investor additional shares equal to 25% of what such investor purchased in the original transaction. The warrants are exercisable by the holder at an exercise price of $3.00 (subject to anti-dilution and adjustment provisions) for a period of five years from the date of issuance. The warrants are callable by the Registrant for 45 days after a period of 60 trading days in which the price of the underlying stock exceeds $4.50 per share for 30 of the 60 days, and only if a registration statement covering the underlying shares is effective.

In connection with the Purchase Agreement, the Registrant also entered into a Registration Rights Agreement whereby the Registrant has agreed to file a registration statement to cover the re-sale of the shares of common stock sold and issuable upon exercise of the warrants. Under the Registration Rights Agreement, the Registrant has agreed to file the registration statement within 60 days of the closing, cure any defect causing the registration statement to fail to be effective within 10 business days, and cause suspension periods for the registration statement to not exceed 60 days in any 360 day period. If the Registrant fails to comply with these provisions, the Registrant will be required to pay as liquidated damages an amount equal to 2% of the aggregate purchase price paid by the investors for each 30 day period during which the failure continues, not to exceed 10% of the aggregate purchase price.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

4.13	Form of Registration Rights Agreement among IsoRay, Inc. and the other signatories thereto, dated August 9, 2006.

4.14	Form of IsoRay, Inc. Common Stock Purchase Warrant, dated August 9, 2006.

10.33	Common Stock and Warrant Purchase Agreement among IsoRay, Inc. and the other signatories thereto, dated August 9, 2006.

99.1	Press Release, dated August 18, 2006.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 17, 2006

IsoRay, Inc., a Minnesota corporation By: /s/ Roger E. Girard Roger E. Girard, CEO